EXHIBIT 23

                           CONSENT OF BDO SEIDMAN, LLP

P & F Industries, Inc.
Farmingdale, New York

We hereby consent to the incorporation by reference in the Form S-8 Registration Statement filed on February 18, 1997 of our report dated March 16, 1998, relating to the consolidated financial statements of P & F Industries, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

We also consent to the reference to us under the caption "Experts" in the Form S-8 Registration Statement.


/s/ BDO Seidman, LLP

BDO Seidman, LLP

New York, New York
March 16, 1998


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